Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-37224 on Form S-8 of Air T, Inc. and subsidiaries of our report dated June 11, 2008, relating to the consolidated financial statements of Air T, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Air T, Inc. and subsidiaries for the year ended March 31, 2008.

/s/Dixon Hughes PLLC

Charlotte, North Carolina

June 11, 2008

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